UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

July 2, 2018

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	000-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective July 2, 2018, Heritage Financial Corporation, Olympia, Washington (“Heritage”), the parent company of Heritage Bank, completed its previously announced acquisition of Premier Commercial Bancorp (“Premier Commercial”), the parent company of Premier Community Bank, located in Hillsboro, Oregon. Pursuant to the Agreement and Plan of Merger dated March 8, 2018 (“the Merger Agreement”) by and between Heritage and Premier Commercial, Premier Commercial was merged with and into Heritage, with Heritage surviving the merger (the “Merger”), and Premier Community Bank was merged with and into Heritage Bank, with Heritage Bank surviving the merger. Heritage will issue 2,848,651 shares of its common stock in the transaction. As a result of the Merger, Premier Commercial shareholders will receive 0.4863 shares of Heritage common stock with cash to be paid in lieu of any fractional shares. Reference is made to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Heritage with the Securities and Exchange Commission on March 9, 2018, which is incorporated herein by reference.

Item 8.01. Other Events
On July 2, 2018, Heritage issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Premier Commercial.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1    Press Release of Heritage Financial Corporation dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: July 2, 2018    By:     /s/ Brian L. Vance
Brian L. Vance
President and Chief Executive                  Officer

3